UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant To Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in its Charter)

Virginia	52-1889548
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1800 W. Pasewalk Ave. Suite 200 Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Rights to purchase shares of Common Stock, $0.01 par value	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. [  ]

Securities Act registration statement file number to which this form relates: 333-193908 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.   Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are transferable subscription rights (the “Rights”) to purchase shares of common stock, par value $0.01 per share, of Supertel Hospitality, Inc., a Virginia corporation (“Supertel”).

The description of the Rights as included under the caption “The Rights Offering” in the prospectus forming a part of the Registration Statement on Form S-3, as originally filed by Supertel with the Securities and Exchange Commission (the “Commission”) on February 2, 2014 (Registration No. 333-193908), including exhibits, and as amended on March 27, 2014, April 16, 2014, May 15, 2014, and May 19, 2014, and as may be subsequently amended from time to time (the “Registration Statement”), is hereby incorporated by reference.  In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

Item 2.   Exhibits.

The list of exhibits included in the Exhibit Index to this registration statement is hereby incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 19, 2014	By: /s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Second Amended and Restated Articles of Incorporation of Supertel Hospitality (incorporated by reference to Exhibit 3.3 of the Company’s Current Report on Form 8-K dated August 9, 2013).

4.2	Bylaws of Supertel Hospitality, Inc. (incorporated herein by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K dated August 29, 2013).

4.3	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-11 (333-190202)).